EXHIBIT 99.1

Contact:
Richard Fish
Chief Financial Officer
720-479-3538
rfish@wideopenwest.com

WOW! REPORTS RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

ENGLEWOOD, CO — (March 17, 2014) - WOW! Internet, Cable & Phone (WOW!), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the Midwestern and Southeastern United States, today reported financial and operating results for the fourth quarter and year ended December 31, 2013.

Financial & Operating Highlights (1) (2)

For the year ended December 31, 2013, WOW! reported total Pro Forma Revenue of $1,206.4 million and Pro Forma Adjusted EBITDA of $438.7 million, a decrease of ($0.3 million) and an increase of $15.8 million (or 3.7%), respectively, from the Pro Forma year ended December 31, 2012.  Including the full year benefit of identified cost-saving synergies on which action has been taken, Pro Forma Adjusted EBITDA for the year ended December 31, 2013 totals $449.8 million.

For the fourth quarter ended December 31, 2013, WOW! reported total Revenue of $304.5 million and Adjusted EBITDA of $108.5 million, representing a sequential increase of $4.9 million (or 1.6%) and a decrease of ($4.6 million) (or -4.0%), respectively, over the Pro Forma third quarter ended September 30, 2013 and representing an increase of $3.3 million (or 1.1%) and an increase of $0.9 million (or 0.8%), respectively, over the Pro Forma fourth quarter ended December 31, 2012.

Additionally, WOW! reported an increase in total customers of 9,900 and an increase in total RGUs of 15,300 over September 30, 2013 subscriber counts primarily as a result of continued, strong customer acquisition activity during the fourth quarter.

Fourth quarter increases in total customers and RGUs referred to above include an increase of 700 total customers and RGUs attributable to a change in reported subscribers in certain former Knology markets to conform to the Company’s reporting methodology related to bulk video customers in multi-dwelling units.  Excluding the total customer and RGU additions due to this change in reporting methodology, total customers increased 9,200 and total RGUs increased 14,600 during the quarter ended December 31, 2013.

(1)         Pro forma financial information for the periods presented has been prepared giving effect to our July 17, 2012 merger with Knology and our September 27, 2013 asset acquisition of Bluemile, Inc. as if such transactions had been completed at the beginning of each respective period presented.  Therefore, pro forma financial information includes unaudited results for Knology for the period January 1, 2012 to July 16, 2012, and unaudited financial information for Bluemile for the periods from January 1, 2012 to December 31, 2012 and from January 1, 2013 to September 26, 2013.  See “Unaudited Pro Forma Condensed Combined Financial Information” and the accompanying tables in this release.

(2)         Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles.  For a definition of Adjusted EBITDA, information about management’s reasons for providing data with respect to this measurement and the limitations associated with its use and a quantitative reconciliation of Adjusted EBITDA to net income (loss), see “Definitions of Non-GAAP Financial and Operating Metrics”, “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” and the accompanying tables in this release.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue	$304.5	$299.0	$1,199.7	$910.4
Costs and expenses:
Operating (excluding depreciation & amortization)	168.4	167.2	663.9	515.0
Selling, general and administrative	33.4	34.0	135.8	104.4
Depreciation and amortization	65.4	58.2	256.4	203.9
Management fee to related party	0.5	0.4	1.7	1.4
	267.7	259.8	1,057.8	824.7

Income from operations	36.8	39.2	141.9	85.7

Other income (expense):
Interest expense	(58.4)	(67.8)	(242.0)	(180.4)
Realized and unrealized gain (loss) on derivative instruments, net	0.3	3.4	3.4	(9.4)
Loss on early extinguishment of debt	(0.8)	—	(58.1)	(8.3)
Other income (expense), net	(0.1)	—	(0.2)	0.2
Income Tax (expense) benefit	(6.2)	0.7	(6.2)	0.7

Net loss	$(28.4)	$(24.5)	$(161.2)	$(111.5)

The unaudited condensed consolidated statements of operations above and the information in this press release should be read in conjunction with our Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 17, 2014. For ease of use, references in this press release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

Conference Call

WOW! will host a conference call on Wednesday, March 19, 2014 at 10:30 am Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Wednesday March 19, 2014	Call Time:	10:30 a.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	10938102

A recording of the conference call will be available approximately two hours after the completion of the call until April 18, 2014.  Dial in # for this replay is (855) 859-2056. Additionally, a copy of the transcript will be available approximately forty-eight hours after the call, at www.wowway.com.

About WOW!

WOW! has been one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in Illinois, Michigan, Indiana and Ohio since 1996.  In July 2012, WOW! acquired Knology, Inc. and began serving communities in the Southeast and Midwest.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned and controlled by Avista Capital Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect management’s current views with respect to future events and financial performance.  The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties.  You should review our filings with the U.S. Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” contained in our Form 10-K Annual Report filed with the SEC on March 17, 2014.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been developed by applying pro forma adjustments to the individual historical unaudited condensed consolidated financial statements of Knology, Inc. (“Knology”) and Bluemile, Inc. (“Bluemile”).  The unaudited pro forma condensed combined statement of operations for the periods presented herein has been prepared giving effect to our merger with Knology on July 17, 2012 and our acquisition of certain Bluemile assets on September 27, 2013, as if such transactions had been completed at the beginning of the periods presented. Therefore, unaudited pro forma condensed combined financial information includes the unaudited results for Knology for the period January 1, 2012 to July 16, 2012 and the unaudited financial information for Bluemile for the periods from January 1, 2012 to December 31, 2012 and from January 1, 2013 to September 26, 2013. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to such transactions, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to represent what our results of operations or financial information would have been if the Knology merger, related financing or Bluemile asset acquisition had occurred at any date, nor does such information purport to project the results of operations for any future period.

The unaudited pro forma condensed combined statements of operations do not reflect non-recurring charges that have been incurred in connection with the Knology merger or Bluemile asset acquisition, including any related financing fees, legal fees, broker fees, and accounting fees.

The unaudited pro forma financial statements should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Form 10-K Annual Report for the year ended December 31, 2013 as filed with the SEC on March 17, 2014.

The following table provides a summary of our net loss for the fourth quarter and year ended December 31, 2013 and 2012, respectively:

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions)

		Pro Forma
	Three	Three		Pro Forma
	months ended	months ended	Year ended	Year ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenue(1)	$304.5	$299.0	$1,199.7	$1,197.8
Costs and expenses:
Operating (including stock-based compensation)	168.4	167.2	663.9	661.0
Selling, general and administrative	33.4	31.0	135.8	133.5
Depreciation and amortization	65.4	58.2	256.4	278.7
Management fee to related party	0.5	0.4	1.7	1.4
	267.7	256.8	1,057.8	1,074.6

Income from operations	36.8	42.2	141.9	123.2

Other income (expense):
Interest expense	(58.4)	(66.2)	(242.0)	(264.4)
Realized and unrealized gain (loss) on derivative instruments, net	0.3	3.4	3.4	(15.6)
Loss on early extinguishment of debt	(0.8)	—	(58.1)	—
Other income (expense), net	(0.1)	—	(0.2)	0.1
Income Tax (expense) benefit	(6.2)	0.7	(6.2)	0.7

Net loss	$(28.4)	$(19.9)	$(161.2)	$(156.0)

(1)         The preceding table does not include the Pro Forma effect of the Bluemile acquisition on September 27, 2013. Total Revenue above, giving effect to the Bluemile acquisition, for the periods presented above is as follows:

		Pro Forma
	Three	Three	Pro Forma	Pro Forma
	months ended	months ended	Year ended	Year ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenue	$304.5	$299.0	$1,199.7	$1,197.8
Pro Forma adjustment, Bluemile	—	2.2	6.7	8.9
Pro Forma Revenue, including Bluemile	$304.5	$301.2	$1,206.4	$1,206.7

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this press release including Adjusted EBITDA and Pro Forma Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.  Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

Furthermore, Adjusted EBITDA and Pro Forma Adjusted EBITDA in this release is (i) sometimes presented on a Pro Forma basis, giving effect to our Knology merger, related July 17, 2012 financing and Bluemile asset acquisition on September 27, 2013 as if such transactions had been completed at the beginning of each period presented (see “Unaudited Pro Forma Condensed Combined Financial Information” above for complete discussion), and (ii) sometimes further adjusted to include the estimated run-rate cost savings we expect to achieve in connection with our Knology merger, Bluemile asset acquisition and transitioning our billing system from one provider to another which is calculated in accordance with the definitions in our senior secured credit facilities.

See “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” below and the accompanying tables for reconciliations of Adjusted EBITDA and Pro Forma Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

In addition, we use the following operating metrics in this release:

•                                     Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                                     Total Customers - Because we deliver multiple services to our customers, we report the total number of customers as those who receive at least one of our video (“Video”), high-speed data (“HSD”) or telephony (“Telephony”) services, without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  The combined total of Video, HSD and Telephony subscribers is referred to as Revenue Generating Units (“RGUs”).

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

As of the end of each of the following respective quarters, the Company’s operating metrics were as follows:

				% Change		% Change
				3Q-13		4Q-13
	1Q-13	2Q-13	3Q-13	vs. 2Q-13	4Q-13	vs. 3Q-13
Homes Passed	2,968,000	2,981,000	2,987,000	0.20%	2,995,000	0.27%
Total Customers	817,100	814,500	831,200	2.05%	841,100	1.19%
Video Subscribers	690,500	682,300	690,700	1.23%	694,400	0.54%
HSD Subscribers	706,800	709,100	725,400	2.30%	740,000	2.01%
Telephony Subscribers	432,600	429,500	426,700	-0.65%	423,700	-0.70%
Total RGUs	1,829,900	1,820,900	1,842,800	1.20%	1,858,100	0.83%

Improved sequential net subscriber activity during both the third quarter ended September 30, 2013 and fourth quarter ended December 31, 2013 was driven primarily by continued strong trends in customer acquisition activity.  In addition, the third and fourth quarter increases in total customers, video subscribers and total RGUs in the table above includes increases of 4,500 and 700, respectively, total customers, video subscribers and total RGUs attributable to a change in reported subscribers in certain former Knology markets to conform to the Company’s reporting methodology related to bulk customers in multi-dwelling units.

Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures

The following table provides an unaudited reconciliation of our net loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA for the year ended December 31, 2013 and 2012, respectively:

WideOpenWest Finance, LLC

Reconciliation of Non-GAAP Measures to GAAP Measures (Unaudited)

($ in millions)

	Pro Forma
	Three months	Pro Forma
	ended	Year ended					Year ended
	December 31,	December 31,	Three months ended				December 31,
	2012	2012	3/31/13	6/30/13	9/30/13	12/31/13	2013

Net loss	$(19.9)	$(156.0)	$(35.1)	$(78.9)	$(18.8)	$(28.4)	$(161.2)
Depreciation and amortization	58.2	278.7	64.8	63.2	63.0	65.4	256.4
Management fee to related party	0.4	1.4	0.4	0.4	0.4	0.5	1.7
Interest expense	66.2	264.4	66.9	57.9	58.8	58.4	242.0
Realized and unrealized gain (loss) on derivative instruments, net	(3.4)	15.6	(1.0)	(1.2)	(0.9)	(0.3)	(3.4)
Loss on extinguishment of debt	0.0	0.0	0.0	57.3	0.0	0.8	58.1
Non-recurring prof. fees, M&A integration and restructuring expense	6.2	13.5	8.7	12.1	9.9	5.8	36.5
Other expense (income), net	0.0	3.1	(0.1)	0.3	(0.1)	0.1	0.2
Income tax (benefit) expense	(0.7)	(0.7)	0.0	0.0	0.0	6.2	6.2
Adjusted EBITDA	$107.0	$420.0	$104.6	$111.1	$112.3	$108.5	$436.5
Plus: Pro Forma adjustment, Bluemile	0.7	2.9	0.7	0.7	0.8	0.0	2.2
Pro Forma Adjusted EBITDA - including Bluemile	$107.7	$422.9	$105.3	$111.8	$113.1	$108.5	$438.7

Plus: Estimated unrealized, run-rate cost savings							11.1
Pro Forma Adjusted EBITDA, including est. unrealized synergies							$449.8